Exhibit 1(a)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on the date first above written.

OHIO POWER COMPANY

By:	/s/ Julia A. Sloat
Name:Julia A. Sloat
Title: Treasurer

BNP PARIBAS SECURITIES CORP.
CREDIT AGRICOLE SECURITIES (USA) INC.
RBC CAPITAL MARKETS, LLC
SUNTRUST ROBINSON HUMPHREY, INC.

as Underwriters

BNP PARIBAS SECURITIES CORP.

By:	/s/ Pasquale A. Perraglia IV
Name: Pasquale A. Perraglia IV
Title: Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ David C. Travis
Name: David C. Travis
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Robert Nordlinger
Name: Robert Nordlinger
Title: Director

EXHIBIT 1

Principal Amount
Underwriter	of the Notes
BNP Paribas Securities Corp.	$87,500,000
Credit Agricole Securities (USA) Inc.	87,500,000
RBC Capital Markets, LLC	87,500,000
SunTrust Robinson Humphrey, Inc.	87,500,000
Total	$350,000,000

EXHIBIT 2
PRICING DISCLOSURE PACKAGE
1.Prospectus dated March 15, 2019
a.Preliminary Prospectus Supplement dated March 13, 2020 (including incorporated documents)
b.Permitted Free Writing Prospectus
i.the Pricing Term Sheet
4